UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 14, 2012
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2012, the Board of Directors (the Board) of Itron, Inc. (Itron or the Company) approved a modification to its change-in-control agreements and approved two new policies related to executive compensation, as follows:

Change-in-Control Agreements
Current Provision: Under Itron’s existing change-in-control agreements, a Covered Executive’s (an officer who is subject to Section 16 of the Securities and Exchange Act of 1934 or is one of the officers on Itron’s senior management team) outstanding stock option awards, restricted stock awards, or any other equity or equity-based awards (Equity Awards) become immediately and fully vested and, in the case of stock options, exercisable as of the date of a change-in-control of the Company. With respect to Equity Awards issued pursuant to our Long Term Performance Plan (LTPP), if a change-in-control occurs during the performance period of the LTPP, the number of restricted stock units earned and to become vested are determined based on the greater of the target or actual performance and prorated based on the period between the beginning of the performance period and the date of the change-in-control. This accelerated vesting and/or payment of Equity Awards is triggered solely upon a change-in-control of Itron, whether or not the Covered Executive’s employment is terminated.

Modified Provision: The Board approved a modification to the Company’s existing change-in-control agreements, which requires acceleration of vesting and/or payment of Equity Awards only upon both a change-in-control of the Company and the termination of the Covered Executive’s employment, without cause or for “good reason,” as defined in the change-in-control agreements. For existing change-in-control agreements, this modification will be effective for all Equity Awards issued on or after January 1, 2014. For any new change-in-control agreements entered into subsequent to December 14, 2012, such agreements will include the new provision requiring both a change-in-control of the Company and the termination of employment of the Covered Executive for vesting and/or payment of Equity Awards.

Incentive Repayment Policy
The Company has adopted a “Clawback Policy,” which provides that if a bonus or equity award (an Award) is paid that is conditioned on meeting certain financial metrics, and, subsequently, there is a required financial restatement, which had the correct information been known at the time would have resulted in a lower Award, then the Board will have the right to demand repayment of the excess amount of the Award, net of taxes, from a Covered Executive.

The Board will not seek repayment of an Award that is paid or vests more than three years prior to the date on which the Company publicly discloses it is required to restate its financial statements.

Executive Officer Severance Pay Policy
Effective December 14, 2012, the Board approved a policy in which any executive officer who is terminated involuntarily, other than for disciplinary reasons, will be entitled to receive severance pay equal to one year’s base salary, provided that the executive officer (1) agrees to release all claims that he or she may have against the Company, (2) enters into a one-year non-compete agreement, (3) agrees not to solicit Company employees for a period of one year, and (4) agrees not to disparage the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

	By:	/s/ Shannon M. Votava
Dated: December 18, 2012	Shannon M. Votava
Vice President and General Counsel